UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

Preliminary Estimated Unaudited Financial Results for the Three Months Ended June 30, 2017

The preliminary estimated unaudited financial results of Ichor Holdings, Ltd. (the “Company,” “we” or “our”) for the three months ended June 30, 2017 based on currently available information are set forth below. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update or revise the estimates set forth below as a result of new information, future events or otherwise, except as otherwise required by law. These estimates may differ from actual results. Actual results remain subject to the completion of our quarter-end closing process which includes a final review by our management and audit committee. During the course of the preparation of the financial statements and related notes and our final review, additional items that require material adjustments to the preliminary financial information presented below may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates,” “Risk Factors—Risks Related to Our Business—Our quarterly sales and operating results fluctuate significantly from period to period, and this may cause volatility in our stock price” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2017.

The preliminary estimated unaudited financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These estimates were prepared by our management, and are based upon a number of assumptions and have not been audited or reviewed by our independent registered public accounting firm. These preliminary estimates for the three months ended June 30, 2017 are not necessarily indicative of the results to be achieved in any future period.

The following table sets forth certain estimated financial results we expect to report for the three months ended June 30, 2017 and actual financial results for the three months ended June 24, 2016:

	Three Months Ended
	June 30, 2017 (Estimated)	June 24, 2016 (Actual)
	(Unaudited)
(In thousands, except per share data)
Net sales	$159,733	$95,365
Net income from continuing operations	10,470	3,275
Net income (loss) per share from continuing operations attributable to ordinary shareholders:
Basic (1)	$0.42	$0.19
Diluted (2)	$0.40	$0.06
Adjusted net income from continuing operations (3)	15,528	6,956
Non-GAAP adjusted diluted EPS (3)(4)	$0.60	$0.29

(1)	Calculated based on 24,848,365 ordinary shares as of June 30, 2017 and 85,589 ordinary shares as of June 24, 2016.
(2)	Calculated based on 26,063,527 diluted ordinary shares as of June 30, 2017 and 277,554 diluted ordinary shares as of June 24, 2016.
(3)

Adjusted net income from continuing operations and adjusted diluted EPS are non-GAAP financial measures. Management uses adjusted net income from continuing operations to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Adjusted net income from continuing operations is defined as net income from continuing operations, adjusted to exclude (i) amortization of intangible assets, share-based compensation expense, and other non-recurring expenses, (ii) tax adjustments related to those non-GAAP adjustments, (iii) the tax benefit related to the acquisition of Ajax-United Patterns & Molds, Inc. and its subsidiaries in April 2016 and (iv) adjustments to cost of goods sold (as further described in Note 1 to the table set forth below). Non-GAAP adjusted diluted EPS is defined as adjusted net income from continuing operations divided by adjusted diluted ordinary shares, which assumes our initial public offering and conversion of preferred shares into ordinary shares occurred at the beginning of the measurement period.

Adjusted net income from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for net income or any of our other operating results reported under GAAP. Other companies may calculate adjusted net income differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our adjusted net income as a tool for comparison.

Because of these limitations, you should consider adjusted net income from continuing operations alongside other financial performance measures, including net income from continuing operations and other financial results presented in accordance with GAAP. In addition, in evaluating adjusted net income, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving adjusted net income and you should not infer from our presentation of adjusted net income that our future results will not be affected by these expenses or any unusual or non-recurring items.

A reconciliation of estimated and actual net income from continuing operations to estimated and actual adjusted net income for the three months ended June 30, 2017 and June 24, 2016, respectively, is set forth below.

(4)	For the quarter ended June 24, 2016, assumes the shares sold in our initial public offering, the conversion of all our outstanding preferred shares into ordinary shares, and vesting of restricted shares and options that vested at our initial public offering occurred at the beginning of the measurement period, for comparability between current and prior periods.

The increase in sales from the first quarter of 2016 to the first quarter of 2017 was primarily due to an increase in our market share at our two largest customers and an increase in the volume of purchases by our two largest customers driven by overall industry growth.

The increase in net income from continuing operations from the second quarter of 2016 to the second quarter of 2017 was primarily due to an increase in sales volume.

The following table presents a reconciliation of our estimated and actual net income from continuing operations to our estimated and actual non-GAAP adjusted net income for the three months ended June 30, 2017 and June 24, 2016, respectively. Net income from continuing operations is the most directly comparable financial measure presented in accordance with GAAP and has been estimated based on our preliminary operating results.

	Three Months Ended
	June 30, 2017 (Estimated)	June 24, 2016 (Actual)
(In thousands, except share and per share data)	(Unaudited)
Net income from continuing operations	$10,470	$3,275
Non-GAAP adjustments:
Amortization of intangible assets	1,803	1,803
Share-based compensation	569	555
Other non-recurring expenses	952	1,342
Tax adjustment related to non-GAAP adjustments	(18)	(19)
Tax benefit related to Ajax acquisition	—	—
Adjustments to cost of goods sold (1)	1,752	—
Adjusted net income from continuing operations	$15,528	$6,956

Non-GAAP adjusted diluted EPS (2)	$0.60	$0.29
Diluted shares used to compute non-GAAP adjusted diluted EPS (3)	26,063,527	24,029,793

(1)	Represents an accumulated overstatement of inventory as of March 31, 2017 of approximately $1.75 million due to incorrect currency rates at which our manual financial reporting process translated inventory balances of our Malaysia and Singapore subsidiaries. We have since implemented our Oracle system, and accurately reconciled the final Malaysia and Singapore inventory sub-ledger balances to the final balances recorded in consolidation.

(2)	Calculated by dividing adjusted net income from continuing operations by non-GAAP diluted shares outstanding.
(3)	For the quarter ended June 24, 2016, assumes the shares sold in our initial public offering, the conversion of all our outstanding preferred shares into ordinary shares, and vesting of restricted shares and options that vested at our initial public offering occurred at the beginning of the measurement period, for comparability between current and prior periods. No adjustment is needed to diluted shares outstanding for the quarter ended June 30, 2017.

Press Release

On July 31, 2017, the Company issued a press release announcing certain preliminary financial results for the second quarter of the 2017 fiscal year. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 31, 2017, announcing preliminary results for second quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

/s/ Maurice Carson
Date: July 31, 2017	Name: Maurice Carson
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 31, 2017, announcing preliminary results for second quarter.